UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-3952

Date of Report (date of earliest event reported): January 19, 2007 (January 17, 2007)

SIBONEY CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-3952	73-0629975
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

325 NORTH KIRKWOOD ROAD, SUITE 300		63122
P.O. BOX 221029		(Zip Code)
ST. LOUIS, MISSOURI
(Address of principal executive offices)

(314) 822-3163
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 17, 2007, Siboney Corporation (the “Company”) extended its existing loans with Southwest Bank by executing replacement promissory notes in favor of the bank. One note has a principal amount of $1,125,000 and the line of credit note provides for maximum borrowings of $1,500,000. This extension was effective January 1, 2007. Both the promissory note and the line of credit bear interest at a variable rate based on the prime rate, currently 8.250% per annum. These notes are each secured by Siboney’s accounts receivable, equipment and inventory under the terms of a security agreement with the bank dated June 1, 2003. Siboney is obligated to make monthly interest payments on the outstanding principal amounts under the note and the line of credit beginning February 1, 2007. The promissory note and the line of credit mature on April 1, 2007. As of January 17, 2007, Siboney had a balance of $1,500,000 outstanding under the line of credit.

The promissory notes are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2007

SIBONEY CORPORATION

By:	/s/ Timothy J. Tegeler
Timothy J. Tegeler
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Promissory Note executed in favor of Southwest Bank of St. Louis by Siboney Learning Group Inc. and Siboney Corporation dated January 1, 2007

10.2	Promissory Note executed in favor of Southwest Bank of St. Louis by Siboney Learning Group Inc. and Siboney Corporation dated January 1, 2007